UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 22, 2008

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On May 22, 2008, at the annual meeting of stockholders (the “Annual Meeting”) of Radian Group Inc. (the “Company”), the Company’s stockholders approved the Radian Group Inc. 2008 Equity Compensation Plan (the “2008 Plan”). Non-employee directors, officers and other employees, consultants and advisors of the Company and its affiliates are entitled to participate in the 2008 Plan. The 2008 Plan replaces the Company’s Amended and Restated Equity Compensation Plan (the “Former Plan”), and no additional shares will be issued under the Former Plan.

The 2008 Plan authorizes the issuance of up to 1,800,000 shares of the Company’s common stock. Awards under the plan may consist of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, non-qualified stock options, restricted stock grants, restricted stock units, stand-alone and tandem SARs, phantom stock and performance share awards. Each grant of restricted stock, restricted stock units, phantom stock or performance share awards under the 2008 Plan shall reduce the reserve available for grant under the plan by one and one-third shares for every share subject to such grant. Under the 2008 Plan, no grantee may receive a grant of shares for more than 500,000 shares of the Company’s common stock for any calendar year, subject to certain adjustments as set forth in the plan.

The Compensation and Human Resources Committee of the Company’s board of directors (the “Committee”) administers the 2008 Plan. Subject to the 2008 Plan, the Committee has the sole authority to determine (1) who will receive grants; (2) the type, size and terms of each grant; (3) when awards will be granted and the duration of any exercise or restriction period; (4) any restrictions on resale applicable to the shares to be issued or transferred pursuant to a grant; and (5) any other matters arising under the 2008 Plan. The Company’s board of directors may amend or terminate the plan at any time; however, the Company’s stockholders and the Committee must approve any amendment to the extent required by applicable law or the regulations of the U.S. Securities and Exchange Commission or the New York Stock Exchange. The 2008 Plan will terminate on December 31, 2018, unless terminated earlier by the Company’s board of directors or further extended by the board with the approval of the Company’s stockholders.

The number or class of shares subject to outstanding grants under the 2008 Plan will be adjusted to account for any changes made to the Company’s common stock by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares or any other change in capital structure made without receipt of consideration. If a change of control (as defined in the 2008 Plan) of the Company occurs: (i) all options and SARs outstanding under the 2008 Plan will become immediately vested and exercisable, and (ii) all restrictions on outstanding restricted stock, restricted stock units and phantom stock grants will immediately lapse. The 2008 Plan prohibits the repricing of stock options and SARs without stockholder approval, except in connection with a corporate transaction such as a merger, spin-off or reorganization.

The full text of the 2008 Plan is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02(e) as if fully set forth herein.

Item 8.01.	Other Events.

At the Annual Meeting, in addition to approving the 2008 Plan as discussed above, the Company’s stockholders:

•

Approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 220,000,000 shares to 345,000,000 shares and the number of authorized shares of common stock from 200,000,000 shares to 325,000,000 shares. The number of shares of authorized preferred stock remains at 20,000,000;

•	Re-elected the ten directors nominated and named in the Company’s proxy statement for the 2008 Annual Meeting, all of whom were then serving as directors of the Company; and

•	Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibits
* 3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Radian Group Inc.

+10.1	Radian Group Inc. 2008 Equity Compensation Plan (1)

*	Filed herewith
+	Management contract, compensatory plan or arrangement
(1)	Incorporated by reference to Appendix A to Radian Group Inc.’s Proxy Statement on Schedule 14A for the 2008 Annual Meeting of its Stockholders filed with the Securities and Exchange Commission on April 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: May 29, 2008	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Senior Vice President, Assistant General Counsel

Exhibit Index

Exhibit No.	Exhibits
* 3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Radian Group Inc.

+10.1	Radian Group Inc. 2008 Equity Compensation Plan (1)

*	Filed herewith
+	Management contract, compensatory plan or arrangement
(1)	Incorporated by reference to Appendix A to Radian Group Inc.’s Proxy Statement on Schedule 14A for the 2008 Annual Meeting of its Stockholders filed with the Securities and Exchange Commission on April 24, 2008.